Amendment to Purchase and Sale Agreement

                             dated November 2, 2011

                        by and between Hinto Energy, Inc.

                              as of April 19, 2012





Section 2.1 b) 5) is amended to add as follows:

                   Seller agrees that this Agreement is subject to and contingent upon full receipt of all Operator accounting and justification, and all production records necessary to compute PV9 values, as adjusted based upon operator charges.
                  Seller agrees to herewith convey its working interest in Indian Nations 2-30, and 3-30 to Hinto Energy, Inc.'s wholly owned subsidiary, South Uintah Gas Properties, Inc., a Colorado Corporation, in consideration of the issuance of 30,000 shares of common stock of Hinto Energy, Inc., balance of any shares due under the contract, to be issued upon termination of litigation with the Operator of Indian Nations 2-30 and 3-30, and conveyance of Sellers interest therein, to South Uintah Gas Properties, Inc.
         Hinto agrees to continue to fund legal fees up to the original $50,000 in the contract.

Richard Gouin                                                 Hinto Energy, Inc.
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/s/ Richard Gouin                                    /s/George Harris
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